AMENDMENT No. 1
                           Dated as of July 12, 2002
                                      to
                        RECEIVABLES PURCHASE AGREEMENT
                           Dated as of June 26, 1998

This AMENDMENT NO. 1 (this "Amendment") dated as of July 12, 2002 is entered into among PILGRIM'S PRIDE FUNDING CORPORATION ("Seller"), PILGRIM'S PRIDE CORPORATION ("Pilgrim's Pride") as initial Servicer, FAIRWAY FINANCE CORPORATION (as successor in interest to Pooled Accounts Receivable Capital Corporation)
("Purchaser") and BMO NESBITT BURNS CORP. (f/k/a Nesbitt Burns Securities Inc.), as agent for the Purchaser (in such capacity, together with its successors and assigns, the "Agent").

RECITALS

WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of June 26, 1998 (the "Agreement");

WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

      2.1. The definition of "Receivable" set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

      "Receivable" means any indebtedness and other obligations owed to the Originator or the Seller or any right of the Originator or Seller to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Originator or Seller on behalf of an Obligor (other than any such indebtedness, obligation or right which arises from the sale and delivery of goods or services relating to the Originator's inventory of turkey and/or turkey related products), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, however arising in connection with the sale of goods or the rendering of services by Originator or Seller (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

      2.2. Exhibit IV of the Agreement is hereby amended by adding to the end thereof the following new paragraph (s):

      "(s) Turkey Operations. In addition to and without limiting any other obligations of the Seller or the Servicer herein or in the other Transaction Documents, the Seller and the Servicer shall have established, and shall at all times maintain, procedures for identifying and segregating collections relating to turkey and/or turkey related products from Collections on the Receivables which are financed under the Agreement and the other Transaction Documents, and have notified all applicable Obligors or other applicable Persons to make all payments in respect of such turkey and/or turkey related products other than to the Lock-Box Account(s) and/or the Collection Account (into which Collections solely on the Receivables are and will continue to be deposited), and no collections relating to turkey and/or turkey related products are or will be deposited in the Lock-Box Accounts and/or Collection Account or otherwise commingled with Collections on the Receivables. In addition, the Seller and/or the Servicer shall (or shall cause the applicable Originator to) invoice all sales or services relating to turkey and/or turkey related products separately from invoices relating to the Receivables which are financed under the Agreement and the other Transaction Documents."

      SECTION 3. Miscellaneous.

      3.1. Effectiveness. This Amendment shall become effective on the date when the Agent shall have received (a) an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, (b) an opinion from counsel to the Seller, in form and substance satisfactory to the Agent, regarding such UCC matters as the Agent may request,
(c) executed amendments to the Lock-Box Agreements, in form and substance satisfactory to the Agent, which amend the original Lock-Box Agreements to cover only those Lock-Box Accounts into which Collections on Receivables (as such term is amended by this Amendment) are deposited and (d) evidence, satisfactory to the Agent, that all amendments to the UCC financing statements, of the Seller and/or the Originator, necessary to reflect the amendments contemplated hereby, have been filed in all applicable jurisdictions.

      3.2. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

      3.3. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

      3.4. No Waiver. The execution, delivery and effectiveness of this amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

      3.5. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

      3.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      3.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

      3.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    PILGRIM'S PRIDE FUNDING CORPORATION
                                    By:  /s/ R. A. Cogdill
                                    Name: R. A. Cogdill
                                    Title: Chief Financial Officer

                                    PILGRIM'S PRIDE CORPORATION
                                    By:  /s/ R. A. Cogdill
                                    Name: R. A. Cogdill
                                    Title: Chief Financial Officer

                                    FAIRWAY FINANCE CORPORATION, as Purchaser
                                    By:
                                    Name:
                                    Title:

                                    BMO NESBITT BURNS CORP., as Agent
                                    By:
                                    Name:
                                    Title:

                                    By:
                                    Name:
                                    Title: